EXHIBIT (16)

POWER OF ATTORNEY

NEUBERGER BERMAN MUNICIPAL FUND INC., a Maryland corporation (the“Fund”), and each of its undersigned officers and directors of the Fund hereby nominate, constitute and appoint Joseph V. Amato, Corey A. Issing, Brian P. Kerrane, John M. McGovern, Gariel Nahoum, Lori L. Schneider, Jennifer R. Gonzalez, Franklin H. Na, and Marguerite W. Laurent (with full power to each of them to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead in any and all capacities, to make, execute and sign the Fund’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended, and any and all amendments thereto, and any related Registration Statement on Form N-2 under the Investment Company Act of 1940, as amended, and any and all amendments thereto, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of the shares of capital stock of the Fund, said Registration Statements and any such amendments, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Fund and the undersigned officers and directors itself/themselves might or could do.

IN WITNESS WHEREOF, NEUBERGER BERMAN MUNICIPAL FUND INC. has caused this power of attorney to be executed in its name by its President, and attested by its Secretary, and the undersigned officers and directors have hereunto set their hands and seals at New York, New York this 3rd day of April, 2023.

NEUBERGER BERMAN MUNICIPAL FUND INC.

By:	/s/ Joseph V. Amato
Name:	Joseph V. Amato
Title:	President and Chief Executive Officer

[SEAL]

ATTEST:

/s/ Claudia A. Brandon
Name:	Claudia A. Brandon
Title:	Secretary

[Signatures Continued on Next Page]

Signature	Date

/s/ Joseph V. Amato	April 3, 2023
Joseph V. Amato

/s/ Michael J. Cosgrove	April 3, 2023
Michael J. Cosgrove

/s/ Marc Gary	April 3, 2023
Marc Gary

/s/ Martha C. Goss	April 3, 2023
Martha C. Goss

/s/ Michael M. Knetter	April 3, 2023
Michael M. Knetter

/s/ Deborah C. McLean	April 3, 2023
Deborah C. McLean

/s/ George W. Morriss	April 3, 2023
George W. Morriss

Signature	Date

/s/ Tom D. Seip	April 3, 2023
Tom D. Seip

/s/ James G. Stavridis	April 3, 2023
James G. Stavridis